EXHIBIT 21

                    Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

                                   State or
                                   country of    Percentage
                                 incorporation  of voting
Subsidiaries:                   or organization securities Owned by
- ----------------------------    --------------- ---------- --------
Modine Aftermarket
   Holdings, Inc.               North Carolina     100%    Registrant <F1>
Modine of Puerto Rico, Inc.     Delaware           100%    Registrant
Modine of Canada, Ltd.          Ontario, Canada    100%    Registrant <F2>
Modine Export Sales Corp.       Barbados           100%    Registrant
Modine, Inc.                    Delaware           100%    Registrant
Modine Handelsgesellschaft mbH  Austria            100%    Registrant
Modine Holding GmbH             Germany            100%    Modine, Inc.
TRT Heating Products, Inc.      Rhode Island       100%    Registrant
Industrial Airsystems, Inc.     Minnesota          100%    Registrant
NRF BV ("NRF")                  The Netherlands    100%    Modine, Inc.
Modine Heat Transfer, Inc.      Michigan           100%    Registrant
Modine Transferencia de Calor,
  SA de CV                      Mexico             99.6%   Modine, Inc. <F3>
Skopimex BV                     The Netherlands    100%    NRF
NRF France SarL                 France             100%    NRF
NRF AS                          Denmark            100%    NRF
NRF BvbA                        Belgium            100%    NRF
NRF Ltd.                        England            100%    NRF
NRF GmbH                        Austria            100%    NRF
NRF GmbH                        Germany            100%    NRF
NRF SP ZOO                      Poland             100%    NRF
Austria Warmetauscher GmbH      Austria            100%    Registrant
Langerer & Reich GmbH ("L&R")   Germany            100%    Modine Holding GmbH
Modine GmbH                     Germany            100%    Modine Holding GmbH
Langerer & Reich
   Automobiltechnik GmbH        Germany            100%    Modine Holding GmbH
Hungaro Langerer Gep. Kft.      Hungary            100%    Modine Holding GmbH
Modine Asia K.K.                Japan              100%    Registrant
Modine Uden B.V.                The Netherlands    100%    Modine Holding GmbH
Modine S.r.l.                   Italy              100%    Modine Holding GmbH
Radiadores Montana S.A.         Spain              100%    NRF
Radman, Inc.                    Michigan           100%    Registrant
Modine Foundation, Inc.         Wisconsin          100%    Registrant
Signet Systems, Inc.            Kentucky           100%    Registrant
Modine Manufacturing Company
  Foundation, Inc.              Wisconsin          100%    Registrant
Manufactura Mexicana de
  Partes de Automoviles, S.A.
  ("Mexpar")                    Mexico             100%    Registrant <F4>
Signet Systems GmbH             Germany            100%    Signet Systems, Inc.

<F1>  Modine Great Lakes, Inc., Modine Midwest, Inc., Modine North Central,
      Inc., Modine Western, Inc., Modine Southeast, Inc., and Modine Piedmont, Inc. were merged with and into Modine Aftermarket Holdings, Inc., effective April 1, 1996.

<F2>  The Radman Corporation, Ltd. was amalgamated with and into Modine of
      Canada, Ltd. effective April 1, 1996.
<F3>  Balance of voting securities held by the Registrant.
<F4>  Radinam S.A. de C.V. was merged with and into Mexpar effective May 1,
      1996.  One share certificate of Mexpar is held by Modine, Inc.